Plum Creek

Growing Value from Exceptional Resources

Southern Timberland Joint Venture Supporting Materials August 27, 2008 1 Exihibit 99.2

Safe Harbor
This presentation contains forward-looking statements.  Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,”
“seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy” or “anticipates” or the negative of those words or other comparable terminology.  Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those described in the forward-looking statements.  Some of these factors include, but are not limited to:
changes in governmental, legislative and environmental restrictions; catastrophic losses from fires, floods, conditions and competition in our domestic and export markets; our failure to qualify as a REIT or a reduction in the demand for timber products and/or an unanticipated increase in the supply of timber products; our failure to make strategic acquisitions or to integrate any such acquisitions effectively; the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses; and other factors described from time to time in our filings with the
Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the
Securities Act of 1933, as amended.  Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward looking statements.

Transaction Highlights
Highlights the value of Plum Creek Southern timberlands
Captures substantially all the value of these timberlands today
Transaction economics are largely fixed through our preferred equity position
Receive $783 million of cash today through a loan from the joint venture
Plum Creek maintains a 9% common equity position in the assets
Expected to be both earnings and cash-flow accretive when coupled with planned permanent debt reduction
No gain recognized for book or tax purposes
No current distribution requirements

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($1,725/acre)

Southern Timberlands Description

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Approximately 11% of Plum Creek’s Southern timberland portfolio
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Lands are SFI certified, intensively managed, well diversified, productive core timberlands
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Stocking levels are ~7% lower than Plum Creek’s Southern average due to slightly younger age class profile
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Currently, 1% of lands are classified by Plum Creek as HBU/Recreation compared to 15%
for Plum Creek’s remaining Southern acres
454,000 acres
6 states (SC, NC, GA, MS, AR, OK)

Plum Creek

THE Campbell GROUP LLC
Plum Creek
•$783 million common interest
(90.9% common)
$783 million cash
454,000 acres
•$705 million preferred interest
•$78 million common interest
(9.1% common)
JV

Joint Venture Formation
The Campbell Group Contribution
$783 million cash
The Campbell Group Ownership
$783 million common interest
(90.9% of common equity)
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Plum Creek Contribution
454,000 acres
Plum Creek Ownership
$705 million preferred interest
($56 million annual preferred
distribution yielding 7.875% )
$78 million common interest
(9.1% of common equity)

Cash 783 $
Timberland 783 $
Assets 1,566 $
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Plum Creek

Plum Creek
$783 million 10yr. Note
7.375% fixed rate
$783 million cash
JV

Joint Venture Loan* to Plum Creek
$783 million loan amount
7.375% fixed interest rate
$58 million annual interest expense,
paid quarterly from Plum Creek to
the JV
10 year term with 2 year extension

Cash - $
Loan 783 $
Timberland 783 $
Assets 1,566 $
* The loan is an obligation of Plum Creek Timber Co,
Inc., the REIT’s holding company.  Existing bank,
private and public debt is an obligation of Plum Creek
Timberlands L.P., an operating partnership which
owns the REIT’s timberlands.  The joint venture will
have no claim or rights against the assets of the
operating partnership.
•

The Campbell Group LLC
Plum Creek
90.9% of common distributions
$58 million
Annual interest on loan
$56 million annual preferred distributions
+ 9.1% of common distributions
JV

Joint Venture Operation
JV earnings and cash flow generated
by timber operations and interest
income
Preferred distributions have priority
over common distributions
Plum Creek distributions consist of
$56 million annual preferred distributions
9.1% of common distributions
The Campbell Group distributions
consist of  90.9% of common
distributions

Sources of earnings and cash flow
for the JV:
Timber operations + Interest income

Plum Creek Capital Allocation Plans
Repayment of existing debt with 50% of proceeds reduces interest expense on existing debt by approximately $27 million/year
Retire $300 million private placement debt over the next 12 months, average interest rate of 8.1%
– $100 million Q4 2008
– $  50 million Q1 2009
– $150 million Q3 2009
$92 million paydown of bank debt, interest rate of 3.25%
Continued opportunistic share repurchase

Key Financial Model Items
No gain recognized upon contribution of timberlands.
The book basis of contributed timberlands = book basis of Plum
Creek’s investment in the unconsolidated partnership.
Equity method of accounting for preferred and common interests.
Plum Creek records its share of earnings as the JV earns them.

Summary Guidance
Transaction and Initial Capital Allocation
INCOME STATEMENT ITEMS
Operating Income $          (23)
Estimated reduction annual operating income directly attributed to the timberlands contributed to the JV.
Based on 2007 results.  The estimate assumes no reduction in allocated costs and expenses.
Interest Expense $          (58) Increased interest expense due to loan from the JV.
Interest Expense $           27 Reduced interest expense from debt retirement
Interest Income $           10
Interest Income from cash awaiting deployment – assumes 50% of proceeds ($391 million) held as cash awaiting deployment, earnings 2.65% interest.
Equity Earnings from
unconsolidated JV
$           56 Preferred distributions from JV.
Equity Earnings from
unconsolidated JV
$             2 Estimated  Common income from JV.

$          23 Timber operations income of JV
$          58 Interest income of JV
$          81 Total JV income
$          56 Preferred distributions to Plum Creek
$          25 JV income available to common interests
9.1% Plum Creek common interest
$             2 Common income to Plum Creek
($ in millions)
X

Summary Guidance
Transaction and Initial Capital Allocation
BALANCE SHEET ITEMS
Cash $         783 Loan proceeds from JV.
Cash $        (392) Debt retirement.
Long-Term Debt $         783 Loan from JV.
Long-Term Debt $        (392) Retirement of debt.
Timber and
Timberlands, net
$        (190) Book value of timberlands contributed to JV.
Equity Investment in
Unconsolidated JV
$         190 Book basis of equity investment in JV*.
CASH FLOW STATEMENT ITEMS
DD&A $             6 Annual Depreciation and Depletion associated with timberlands contributed to the JV.
Capital Investment $             6 Annual Capital Investment associated with timberlands contributed to the JV.

*Market Value of equity investment in JV
$705  Preferred interest in JV
$  78  9.1% common interest in JV
($ in millions)
($ in millions)

Misc. Questions
Q:  Why did Plum Creek elect to go this route rather than simply continue to manage these assets?
A:  The transaction highlights the value of Plum Creek’s Southern timberlands and captures substantially all of the value of these particular lands today.  This transaction is expected to be both cash and earnings accretive.
Q:  Why will The Campbell Group manage the timberlands?
A:  Plum Creek has largely secured its economics through its preferred interest.  With our economics largely fixed, it’s
appropriate for The Campbell Group, the party with over 90%
of the common equity, to manage the property.
Q:  Does Plum Creek have a say in how the JV will be managed?
A:  Certain major decisions will require Plum Creek consent.  For instance if the JV wanted to buy or sell timberlands, Plum
Creek consent would generally be required.
Q:  Will the transaction have any impact on the company’s debt ratings?
A:  We do not expect any impact on our debt ratings.  We have reviewed the transaction with the rating agencies.
Q:  Does Plum Creek’s ownership interest in the JV qualify as a good
REIT asset?
A:  Yes, because the assets of the JV are considered good REIT assets.
Q:  Is the income Plum Creek receives from the JV considered good
REIT income?
A:  Yes, because all the JV’s income is considered good REIT income.
Q:  What happens if the timberlands gain/lose value over the life of the JV?
A:  Plum Creek would recognize the appropriate capital gain/loss on its common interest at the time of redemption.
Q:  Does this agreement require any regulatory approvals?
A:  No.
Q:  Will this transaction have any effect on the tax characterization of
Plum Creek’s dividends?
A:  No.

Plum Creek

Growing Value from Exceptional Resources

If you have further questions, please contact : John B. Hobbs Director-Investor Relations (206) 467-3628 13